Prospectus Supplement No. 20	Filed pursuant to Rule 424(b)(3)
(To Prospectus dated July 2, 2026)	Registration No. 333-296944

Wheeler Real Estate Investment Trust, Inc.

This is Prospectus Supplement No. 20 (this “Prospectus Supplement”) to our Prospectus, dated July 2, 2026 (the “Prospectus”), relating to the issuance from time to time by Wheeler Real Estate Investment Trust, Inc. of up to 100,090,365 shares of our common stock, par value $0.01 (“Common Stock”). Terms used but not defined in this Prospectus Supplement have the meanings ascribed to them in the Prospectus.

We have attached to this Prospectus Supplement our Current Report on Form 8-K filed on October 13, 2026. The attached information updates and supplements, and should be read together with, the Prospectus, as supplemented from time to time.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is October 13, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 13, 2026

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Background

On October 13, 2026, Wheeler Real Estate Investment Trust, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Initial Purchase Agreement”) with an unaffiliated investor (the “Initial Note Investor”), pursuant to which the Company agreed to issue and sell to the Initial Note Investor a Promissory Note in the principal amount of $1,000,000.00 (the “Initial Note”). Following the execution of the Initial Purchase Agreement and prior to the Company’s filing of the registration statement for the Amortization Stock (as defined below), the Company may enter into Note Purchase Agreements (together with the Initial Purchase Agreement, the “Purchase Agreements”) with other investors (together with the Initial Note Investor, the “Note Investors”) providing for the issuance and sale of additional Notes (the “Additional Notes”, and together with the Initial Note, the “Notes”). The Additional Notes will be issued on the same terms as the Initial Note.

The Notes will be issued in denominations of $1,000,000.00 principal amount and integral multiples thereof and in the aggregate principal amount of up to $25,000,000.00 (the “Maximum Aggregate Principal Amount”).

The Notes will be issued on a date that is no later than the 5th business day following the date on which all closing conditions (which include (i) the approval by the Company’s stockholders of the issuance or potential issuance of more than 19.99% of outstanding shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) pursuant to the Notes in accordance with Nasdaq Listing Rule 5635(d) (the “Stockholder Approval”), and (ii) the effectiveness of the registration statement) have been satisfied. The closings under the Purchase Agreements will occur even if the Company issues and sells the Notes in an aggregate principal amount that is less than the Maximum Aggregate Principal Amount.

Terms of the Notes

The Notes will mature on the 18-month anniversary of their issuance date, and will bear interest at a rate of 0.00% per annum.

Beginning on the first trading day following the date of a Note’s issuance and continuing on each subsequent trading day for so long as there is an outstanding principal amount on the Note, the Company will make to a Note Investor, in repayment of the Note, an amortization payment equal to 0.4% of the Note’s original principal amount. The Company will be entitled to change such amortization rate to a percentage that is equal to or greater than 0.2% and not to exceed 0.6% of the original principal amount commencing with the 1st trading day of the following calendar month by delivering a written notice to the Note Investor on or before the 25th day of the prior calendar month.

The Company will make these amortization payments by issuance to the Note Investors of shares of Common Stock (the “Amortization Stock”) at a value equal to the closing price per share of the Common Stock on the Nasdaq Capital Market on the trading day immediately preceding the applicable amortization payment date. However, if, at the time of the relevant amortization payment:

●	such value is less than $0.25 per share of Common Stock (the “Floor Price”);

●	the Amortization Stock is not registered for resale on an effective registration statement;

●	the Amortization Stock is not listed on the Nasdaq Capital Market; or

●	the Amortization Stock is not DWAC eligible or is subject to a “DTC chill”;

then such amortization payment will be made in cash.

The Company will have the right to repay the outstanding principal amount of the Notes or any portion thereof in cash, at any time and without penalty.

The Notes will rank pari passu with each other, and the Company will not make any payment under the Notes except as will be shared ratably between the Note Investors.

Beneficial Ownership Limitations

The relevant sections of the Company’s charter provide that, subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or 9.8% in value of the aggregate of the outstanding shares of all classes and series of the Company’s stock, in each case excluding any shares of Common Stock that are not treated as outstanding for U.S. federal income tax purposes.

If a Note Investor provides evidence to the Company that the issuance of Amortization Stock to such Note Investor would exceed these ownership limits as they apply to that investor, then the corresponding amortization payment will be made so as to comply with the relevant limits, whether through the provision of an excepted holder limit, payment in cash, or otherwise (as determined by the Company in its sole discretion).

Terms of the Purchase Agreements

Under the Purchase Agreements, the purchase price for each Note will be payable in shares of the Company’s Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”). The number of shares of the Series D Preferred Stock to be delivered by each Note Investor as consideration for a Note will be determined by dividing (i) the principal amount of such Note by (ii) the Series D Preferred Stock liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends thereon through the day immediately preceding the closing date under the Purchase Agreement.

The Company’s obligation to close under the Purchase Agreements and to issue the Notes to the Note Investors will be subject to:

●	the Company’s receipt of the Stockholder Approval; and

●	the effectiveness of the registration statement covering the resale of all of the shares of the Amortization Stock issuable pursuant to the Notes.

The Purchase Agreements will not contain any conditions to the Note Investors’ obligations to close under the Purchase Agreements and to purchase the Notes.

Registration Rights Agreements

In connection with the Initial Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Initial Note Investor (the “Initial Registration Rights Agreement”), and will enter into Registration Rights Agreements with any other Note Investors on the same terms (together with the Initial Registration Rights Agreement, the “Registration Rights Agreements”).

Pursuant to the Registration Rights Agreements, the Company will be required to file with the Securities and Exchange Commission (the “SEC”) a registration statement to register the resale of the Amortization Stock issuable pursuant to the Notes within 60 days following the Stockholder Approval, and to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable, and in any event by the date that is the earliest of (A) 90 days following the date of filing if the SEC informs the Company that it will review the registration statement, and (B) 10 trading days after the Company’s receipt of the SEC’s notification that the registration statement will not be reviewed or that all comments related to the registration statement have been cleared.

The foregoing descriptions of the Notes, the Purchase Agreements and the Registration Rights Agreements do not purport to be complete and are qualified by reference to the full text of the forms of those documents, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

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Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above related to the private placement are incorporated by reference into this Item 3.02. The offer, sale and issuance of the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “may” and “will” or the negative of these terms or other words of similar meaning, although not all forward-looking statements contain these identifying words, and include statements about the Company’s entry into any Purchase Agreements and Registration Rights Agreements, the aggregate principal amount of the Notes ultimately issued, the Company’s ability to obtain the Stockholder Approval, the filing and effectiveness of the registration statement, the timing and completion of the closings under the Purchase Agreements, and the issuance of Amortization Stock pursuant to the Notes. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, or to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Promissory Note
10.1*	Form of Note Purchase Agreement
10.2*	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	The exhibits and schedules to the Purchase Agreement and the Registration Rights Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such exhibits or schedules to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
	Name:	M. Andrew Franklin
	Title:	Chief Executive Officer and President

Dated: October 13, 2026

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Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Wheeler Real Estate Investment Trust, Inc.

FORM OF Promissory Note

Dated:[_______________] (the “Issuance Date”)

$[_______________]

Note No: [_______________]

FOR VALUE RECEIVED, Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (hereinafter called the “Maker” or the “Company”), hereby promises to pay to the order of [_______________] (the “Holder”), the principal sum of [_______________] Million and 00/100 United States Dollars ($[_______________]) (the “Principal Amount”) pursuant to the terms of this Promissory Note (this “Note”).

1. Purchase Agreement. This Note has been executed and delivered pursuant to the Note Purchase Agreement, dated as of [_______________] (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker and the Holder.

2. Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Amortization Price” means the closing price per share of the Common Stock on the Nasdaq Capital Market on the Trading Day immediately preceding the applicable Amortization Date.

(b) “Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close or be closed.

(c) “Common Stock” means the common stock, $0.01 par value per share, of the Maker.

(d) “DTC” means The Depository Trust Company or its successor.

(e) “DWAC Eligible” means that (a) the Common Stock is eligible at the DTC for full services pursuant to DTC’s Operational Arrangements, including transfer through the DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Company’s Transfer Agent is approved as an agent in the DTC’s Fast Automated Securities Transfer Program, (d) the applicable shares of Common Stock are otherwise eligible for delivery via DWAC, and (e) the Company’s Transfer Agent does not have a policy prohibiting or limiting delivery of the applicable shares of Common Stock via DWAC.

(f) “Equity Payment Conditions” means, at the time of the relevant Amortization Payment: (i) the Amortization Stock is registered for resale by the Holder on an effective registration statement with a current prospectus relating thereto; (ii) the Amortization Stock is listed on the Nasdaq Capital Market; (iii) the Amortization Price is no less than $0.25 per share of Common Stock; and (iv) the Amortization Stock is DWAC Eligible and is not subject to a “DTC chill”.

(g) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any Amortization Payments made pursuant to the terms hereof.

(h) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Nasdaq Capital Market as in effect on the date of determination.

(i) “Trading Day” means a day on which shares of the Common Stock are traded on the Nasdaq Capital Market.

3. Interest. The interest payable under this Note shall be 0.00% per annum.

4. Amortization Payments.

(a) Beginning on the first Trading Day following the Issuance Date and continuing on each subsequent Trading Day for so long as there is an Outstanding Principal Amount on the Note (each such date, an “Amortization Date”), the Maker shall pay to the Holder, in repayment of this Note, an amount (each such payment, an “Amortization Payment”) equal to 0.4% of the Principal Amount (the “Amortization Rate”); provided, however, that the Maker may change the Amortization Rate to a percentage that is equal to or greater than 0.2% of the Principal Amount and not to exceed 0.6% of the Principal Amount commencing with the first (1st) Trading Day of the following calendar month by delivering a written notice to the Holder on or before the 25th day of the prior calendar month.

(b) Amortization Payments shall be made by issuance to the Holder of shares of Common Stock (the “Amortization Stock”) at a value per share equal to the Amortization Price; provided, however, that if the Equity Payment Conditions are not satisfied with respect to any Amortization Payment, then such Amortization Payment shall be made in cash.

(c) With respect to any Amortization Payment payable in shares of Common Stock, the Company shall deliver or cause to be delivered to the Holder, not later than the number of Trading Days comprising the Standard Settlement Period after each Amortization Date, shares of the Amortization Stock representing such Amortization Payment payable with respect to such Amortization Date. The Company shall deliver any Amortization Stock required to be delivered by the Company electronically through the DTC or another established clearing corporation performing similar functions.

(d) Notwithstanding anything to the contrary contained in this Note, the Holder will not be entitled to receive shares of Common Stock as any portion of any Amortization Payment, and no payment of any portion of any Amortization Payment in shares of Common Stock shall take place, to the extent (but only to the extent) that such receipt or payment would cause the Holder to Beneficially Own or Constructively Own shares of Capital Stock in excess of (i) the Aggregate Stock Ownership Limit, or (ii) the Common Stock Ownership Limit, as such terms are defined in the Company’s charter (the “Ownership Limitations”). The Holder, if reasonably requested by the Maker at any time and from time to time during the term of this Note, shall deliver to the Maker such documentation as will enable the Maker to determine whether or not the Holder is in compliance with the Ownership Limitations. If such documentation demonstrates that the issuance of Amortization Stock to the Holder would cause the Holder to exceed the applicable Ownership Limitations, then the corresponding Amortization Payment will be made so as to comply with such Ownership Limitations, whether through the provision to the Holder of an Excepted Holder Limit (as such term is defined in the Company’s charter), payment in cash, or otherwise (as determined by the Maker in its sole discretion).

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5. Prepayment. At any time after the Issuance Date, the Maker may repay, in whole or in part, the Outstanding Principal Amount or any portion thereof upon at least five (5) Business Days’ written notice to the Holder, without premium or penalty of any kind whatsoever. Such prepayment will be made in United States Dollars in immediately available funds by wire transfer to the Holder’s account designated in writing by the Holder to the Maker.

6. Ranking of Note. The obligations of the Maker under this Note shall rank pari passu with any other promissory notes that are issued by the Maker on the Issuance Date (the “Other Notes”, and together with this Note, the “Notes”). All payments to the holders of the Notes (including the Holder) shall be made pro rata among the holders based upon the aggregate unpaid principal amount of the Notes outstanding as of one Business Day immediately prior to any such payment. The Maker shall not make, and no holder of Notes shall accept, any payment except as shall be shared ratably between the holders of the Notes so as to maintain as near as possible the amount of the indebtedness owing under the Notes pro rata according to the holders’ respective proportionate interest in the amount of obligations under the Notes owed as of the date immediately prior to such payment or payments. If one holder of the Notes obtains any payment of principal or other amount with respect to the Notes in excess of such holder’s pro rata share of such payments obtained by all holders of the Notes, then the holder receiving such payment in excess of such holder’s pro rata share shall return to the Maker, for distribution to each of the other holders, an amount sufficient to cause all holders of the Notes to receive their respective pro rata shares of any payment with respect to the Notes.

7. Maturity. The maturity date of this Note shall be the date that is eighteen (18) months from the Issuance Date (the “Maturity Date”), and is the date upon which the Outstanding Principal Amount shall be due and payable in United States Dollars in immediately available funds by wire transfer to the Holder’s account designated in writing by Holder to the Maker.

8. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any Amortization Payment. As to any fraction of a share of Common Stock to which the Holder would otherwise be entitled, such fractional share shall be rounded down to the nearest whole share.

9. Calculations. The Maker shall be responsible for making all calculations called for under or in connection with this Note. The Maker shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holder.

10. Reservation of Common Stock. The Maker covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock for the sole purpose of issuance upon payment of any Amortization Payment.

11. Payments. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

12. Withholdings; Information Delivery. All payments under this Note shall be subject to any deduction or withholding as required by applicable law. The Holder, if reasonably requested by the Maker at any time and from time to time during the term of this Note, shall deliver such documentation as prescribed by applicable law or otherwise reasonable requested by the Maker as will enable the Maker to determine whether or not and to what extent the Holder is subject to withholding, backup withholding, or information reporting requirements.

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13. No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a stockholder of the Company in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

14. Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft, or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

15. No Impairment. The Maker shall not, by amendment of its governing documents or through any other voluntary action, seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker.

16. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing, and shall be deemed to be duly given when received by hand-delivery, registered first-class mail, electronic mail or air courier guaranteeing delivery to the parties at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Maker:

Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard
Virginia Beach, VA 23452
Attention: Chief Executive Officer

Telephone: ***

Email: ***

With a copy (which shall not constitute notice) to:

Hogan Lovells Cadwalader US LLP
200 Liberty Street
New York, NY 10281
Attention: Daniel P. Raglan
Telephone: ***

Email: ***

If to the Holder:

[_______________]

_____________________

_____________________

Telephone: ____________

Email: ____________

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17. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Maker and the Holder agrees that all legal proceedings concerning the interpretation and enforcement of this Note shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated by this Note, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

18. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

19. Binding Effect; Assignment. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein. The Note may only be transferred by the Holder upon prior written consent of the Maker, and only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

20. Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Maker and the Holder. No waiver with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

21. Compliance with Securities Laws. The Holder acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell, or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

22. Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any circumstance, it shall nevertheless remain applicable to all other circumstances.

[Remainder of page intentionally blank; Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Note to be duly executed as of the date first above indicated.

MAKER:

Wheeler Real Estate Investment Trust, Inc.

By:
	Name:	M. Andrew Franklin
	Title:	Chief Executive Officer and President

AGREED AND ACCEPTED:

HOLDER:

[Signature Page to Promissory Note]

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Exhibit 10.1

FORM OF NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is dated as of [_______________] by and among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Company’s Promissory Note in the form of Exhibit A attached hereto (the “Note”) in the aggregate principal amount of $[_______________] (the “Principal Amount”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note, and (b) the following terms have the meanings set forth in this Section 1:

(a) “Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close or be closed.

(b) “Closing Date” means the date on which the Closing actually occurs.

(c) “Commission” means the United States Securities and Exchange Commission.

(d) “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(g) “Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, among the Company and the Purchaser, in the form of Exhibit B attached hereto.

(h) “Registration Statement” means a registration statement covering the resale of the Amortization Shares (as defined in the Registration Rights Agreement) by the Purchaser as provided for in the Registration Rights Agreement.

(i) “SEC Reports” means all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

(j) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(k) “Trading Day” means a day on which shares of the Common Stock are traded on the Nasdaq Capital Market.

(l) “Transaction Documents” means this Agreement, the Note, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

2. Purchase and Sale of the Note.

(a) Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signature pages on a date that is no later than the fifth (5th) Business Day following the date on which all of the closing conditions set forth in Section 3 have been satisfied.

(b) At the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note for a purchase price equal to one hundred percent (100%) of the Principal Amount (the “Purchase Price”).

(c) Payment of Purchase Price. The Purchase Price shall be payable by the Purchaser by delivery to the Company of such number of shares of the Company’s Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) held by the Purchaser as shall be determined by dividing (i) the Purchase Price by (ii) the amount equal to the Series D Preferred Stock liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) thereon through the day immediately preceding the Closing Date (the “Per Share Liquidation Preference”).

(d) Calculation. The Per Share Liquidation Preference shall be calculated by the Company in good faith and in accordance with the Articles Supplementary that were filed with the State Department of Assessments and Taxation of Maryland to set the terms of the Series D Preferred Stock, and such calculations shall be final and binding on the Purchaser.

(e) Closing Deliveries. On the Closing Date:

(i) the Company shall deliver or cause to be delivered to the an ink-original Note signed by the Company; provided that such ink-original Note may be delivered promptly after the Closing, in which case the Company will provide an electronically signed version of the Note on the Closing Date; and

(ii) the Purchaser shall deliver or cause to be delivered to the Company (i) such number shares of Series D Preferred Stock as determined in accordance with Section 2(b) hereof (the “Consideration Shares”); and (ii) the an ink-original Note counter-signed by the Purchaser; provided that such ink-original Note may be delivered promptly after the Closing, in which case the Purchaser will provide an electronically signed version of the Note on the Closing Date.

3. Company Closing Conditions. The obligations of the Company to consummate the Closing are subject to the satisfaction of the following conditions:

(a) Stockholder Approval. The Company’s receipt from its stockholders of such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market with respect to the transactions contemplated by the Transaction Documents, including approval of the issuance or potential issuance of more than 19.99% of outstanding shares of Common Stock pursuant to the Note, and other promissory notes that may be issued by the Company on the Closing Date (together with the Note, the “Notes”), in accordance with Nasdaq Listing Rule 5635(d).

(b) Registration Statement Effectiveness. The Registration Statement covering the resale of the Amortization Shares issuable pursuant to the Notes has been declared effective by the Commission, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the applicable Prospectus has been issued by the Commission.

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4. Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and as of the Closing Date:

(a) Organization; Authority. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Maryland, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company.

(c) Enforcement. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and as of the Closing Date:

(a) Authority. The Purchaser is either an individual or an entity with full right, power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out the Purchaser’s obligations hereunder and thereunder.

(b) Enforcement. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Acknowledgement; No Arrangements. The Purchaser understands and acknowledges that the Note has not been registered under the Securities Act or any applicable state securities law and is acquiring the Note as principal for the Purchaser’s own account and not with a view to or for distributing or reselling the Note or the Amortization Stock or any part thereof in violation of the Securities Act or any applicable state securities laws, has no present intention of distributing any of the Note or the Amortization Stock in violation of the Securities Act or any applicable state securities laws, and has no direct or indirect arrangements or understandings with any other Persons to distribute or regarding the distribution of the Note or the Amortization Stock in violation of the Securities Act or any applicable state securities laws.

(d) Accredited Investor. At the time the Purchaser was offered the Note, the Purchaser was, and as of the date hereof the Purchaser is, and on each date on which he is issued the Amortization Stock, will be, an “accredited investor” as defined under Rule 501(a) of Regulation D under the Securities Act.

(e) Purchaser’s Experience. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note and the Amortization Stock, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Note and the Amortization Stock and, at the present time, is able to afford a complete loss of such investment. The Purchaser acknowledges that the Purchaser has had the opportunity to review the Transaction Documents and the SEC Reports. The Purchaser reviewed and understands the risks relating to the Company and its business as described in the SEC Documents.

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(f) No General Solicitation. The Purchaser is not purchasing the Note as a result of any advertisement, article, notice or other communication regarding the Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) Bad Actor. Neither the Purchaser nor any Person associated with the Purchaser that is subject to the disqualification provisions of Rule 506(d)(1) under the Securities Act (each, a “Purchaser Covered Person”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1) described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Purchaser has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has exercised reasonable care to determine whether any Purchaser Covered Person is subject to a Disqualification Event.

(h) Title to Consideration Shares. As of the Closing, the Purchaser shall be the record and beneficial owner of the Consideration Shares. At the Closing, the Purchaser will convey to the Company good and marketable title to the Consideration Shares, free and clear of any and all restrictions, claims, liens, charges and encumbrances.

6. Termination, Amendments and Waivers.

(a) Termination. This Agreement may be terminated by the Company by written notice to the Purchaser if the Closing shall not have been consummated on or before 5:00 p.m. (Eastern Time) on February 1, 2027.

(b) Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7. Miscellaneous.

(a) Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement .

(b) Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

(c) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Purchaser may not assign any or all of the Purchaser’s rights under this Agreement to any Person without the Company’s prior written consent.

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(e) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation and enforcement of this Agreement shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated by this Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.

(g) Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Note.

(h) Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered electronic transmission (including by .pdf or DocuSign) shall be deemed original signatures for all purposes.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(k) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(l) WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, EACH PARTY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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(m) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing, and shall be deemed to be duly given when received by hand-delivery, registered first-class mail, electronic mail or air courier guaranteeing delivery to the parties at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard
Virginia Beach, VA 23452
Attention: Chief Executive Officer

Telephone: ***

Email: ***

With a copy (which shall not constitute notice) to:

Hogan Lovells Cadwalader US LLP
200 Liberty Street
New York, NY 10281
Attention: Daniel P. Raglan
Telephone: ***

Email: ***

If to the Purchaser

[_______________]

[_______________]

[_______________]

Telephone: [_______________]

Email: [_______________]

(n) Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

[Remainder of page intentionally blank; Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above indicated.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:
	Name:	M. Andrew Franklin
	Title:	Chief Executive Officer and President

[_______________]

______________________________

[Signature Page to Note Purchase Agreement]

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Exhibit 10.2

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [_______________], by and among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), and the investor identified on the signature page hereto (the “Investor”).

WHEREAS, the Company intends to issue to certain investors, including the Investor (together, the “Investors”), promissory notes in the aggregate principal amount of up to $25,000,000.00 (together, the “Notes”);

WHEREAS, on [_______________], the Company and the Investor entered into that certain Note Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to sell to the Investor a Note in the aggregate principal amount of $[_______________] (the “Note”);

WHEREAS, pursuant to and subject to the terms and conditions of the Notes, the Company will agree to make the Amortization Payments in repayment of the Notes in shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);

WHEREAS, to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS.

1.1	In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement and the Notes, and (b) the following terms shall have the meanings set forth below:

(a)	“Additional Shares” means any shares of Common Stock issued to the Investors with respect to any Amortization Shares pursuant to a stock split, stock dividend, or other distribution with respect to, or in exchange for, or in replacement of, the Amortization Shares, or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization, or other similar event).

(b)	“Amortization Shares” means any shares of the Amortization Stock issued to the Investors pursuant to the Notes.

(c)	“Board” means the board of directors of the Company.

(d)	“Controlling Person” has the meaning ascribed to such term in Section 15 of the Securities Act or Section 20 of the Exchange Act.

(e)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f)	“Person” means an individual, corporation, partnership, limited liability company, joint venture or other legal entity or organization.

(g)	“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

(h)	“register,” “registered,” and “registration” refer to a registration effected by filing with the SEC a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

(i)	“Registrable Securities” means (i) the Amortization Shares, and (ii) the Additional Shares; provided, however, that the Amortization Shares or Additional Shares shall cease to be treated as Registrable Securities on the earliest to occur of (A) the date such security has been disposed of pursuant to an effective registration statement or otherwise transferred to a Person who is not entitled to the registration rights and other rights hereunder, (B) the date on which such security is sold or transferred pursuant to Rule 144, (C) the date on which the Investor, together with its Affiliates, is able to dispose of such security in compliance with Rule 144 (or any successor rule), or (D) the date on which such security ceases to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

(j)	“Registration Expenses” means any and all expenses incident to the Company’s performance of or compliance with this Agreement, including: (i) all SEC and other registration, filing, and listing fees (including all fees and expenses associated with (x) filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted and (y) filings to be made with FINRA or any other securities industry self-regulatory body), (ii) all fees and expenses of compliance with applicable international, federal, and state securities or “blue sky” laws, and real estate syndication laws (including fees and disbursements of the Company’s counsel in connection therewith), (iii) all transfer agent’s and registrar’s fees, (iv) all fees and disbursements of the Company’s counsel and all customary fees and expenses for independent certified public accountants retained by the Company, (v) printing, messenger, telephone, shipping, and delivery expenses, (vi) securities acts liability insurance, if the Company so desires, (vii) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) the expenses of any annual audit and any audits incident to or required by the registration of the Registrable Securities, and (ix) the fees and expenses of any other Person (including special experts) retained by the Company. For the avoidance of doubt, “Registration Expenses” shall not include underwriting discounts or commissions attributable to the sale of the Registrable Securities or (except as otherwise set forth in this Agreement) any legal fees and expenses of counsel to the Investor.

(k)	“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all documents incorporated by reference in such Registration Statement.

(l)	“Rule 144” means Rule 144 under the Securities Act.

(m)	“SEC” means the United States Securities and Exchange Commission.

(n)	“Stockholder Approval” means such approval by the Company’s stockholders as may be required by the applicable rules and regulations of the Nasdaq Stock Market with respect to the transactions contemplated by the Purchase Agreement, including approval of the issuance or potential issuance of more than 19.99% of the outstanding shares of Common Stock at a price below the “minimum price” pursuant to the Note, and other promissory notes that may be issued by the Company on the Closing Date, in accordance with Nasdaq Listing Rule 5635(d).

(o)	“Trading Day” means a day on which the Common Stock is traded on a Trading Market or, if the Common Stock is not traded on a Trading Market, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(p)	“Trading Market” means the Nasdaq Capital Market.

1.2	As used in this Agreement, the following terms shall have the meanings defined in the Section indicated:

Agreement	Preamble
Common Stock	Recitals
Company	Preamble
Company Indemnified Parties	Section 2.4(b)
End of Suspension Notice	Section 2.2(c)
Investor Indemnified Parties	Section 2.4(a)
Indemnified Party	Section 2.4(c)
Investor	Preamble
Losses	Section 2.4(a)
Note	Recitals
Purchase Agreement	Recitals
Registrable Securities	Recitals
Rule 144	Recitals
Securities Act	Recitals
Shelf Registration Statement	Section 2.1(a)
Subsequent Shelf Registration Statement	Section 2.1(b)
Suspension Event	Section 2.2(b)
Suspension Notice	Section 2.2(c)
Termination Date	Section 2.1(b)
Violations	Section 2.4(a)

1.3	Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections, Schedules, and Exhibits shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement.

2.	REGISTRATION RIGHTS.

2.1	Shelf Registration.

(a)	Filing. Within sixty (60) days following the Stockholder Approval, the Company shall file with the SEC a Registration Statement on Form S-11 to register the resale of the Registrable Securities, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) pursuant to which all of the Registrable Securities shall be included (on the initial filing or by supplement or amendment thereto) to enable the public resale of the Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”).

(b)	Effectiveness. The Company shall use its commercially reasonable efforts to (i) cause the Shelf Registration Statement filed pursuant to Section 2.1(a) to be declared effective by the SEC as soon as reasonably practicable, and in any event by the date that is the earliest of (A) ninety (90) days following the date of filing if the SEC informs the Company that it will review the Shelf Registration Statement, and (B) ten (10) Trading Days after the date that the Company receives written notification from the SEC that the Shelf Registration Statement will not be reviewed or that all comments related to the Shelf Registration Statement have been cleared, and (ii) continuously maintain the effectiveness of such Shelf Registration Statement, including by filing any necessary post-effective amendments and Prospectus supplements and by filing one or more replacement or renewal Shelf Registration Statements (each, a “Subsequent Shelf Registration Statement”) upon the expiration of such Shelf Registration Statement, as required by Rule 415 under the Securities Act, until such time as there are no Registrable Securities remaining (the “Termination Date”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable, and in any event by the date that is sixty (60) days after such Subsequent Shelf Registration Statement is filed, and (ii) maintain the effectiveness of such Subsequent Shelf Registration Statement (or another Subsequent Shelf Registration Statement) continuously until the Termination Date. Any Subsequent Shelf Registration Statement shall be a Shelf Registration Statement.

2.2	Provisions Relating to Registration.

(a)	If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its commercially reasonable efforts to:

(i)	at least five (5) Business Days before filing a Registration Statement or any amendments or supplements thereto, furnish to counsel to the Investor copies of all documents proposed to be filed, which documents shall be subject to review by counsel to the Investor at the Investor’s expense (except as otherwise provided in this Agreement), and give the Investor an opportunity to comment on such documents;

(ii)	furnish without charge to the Investor such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents as Investor may reasonably request, including in order to facilitate the disposition of the Registrable Securities owned by the Investor;

(iii)	register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdiction(s) or such self-regulatory bodies as may be necessary or advisable or as the Investor may reasonably request, and do any and all other acts and things that may be necessary or advisable to enable the Investor to consummate the disposition of the Investor’s Registrable Securities in such jurisdiction(s); provided that the Company shall not be required to qualify generally to do business, subject itself to taxation, or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 2.2(a)(iii);

(iv)	notwithstanding any other provision herein to the contrary, cause (A) any Registration Statement (as of the effective date of the Registration Statement), any amendment thereto (as of the effective date thereof) or supplement thereto (as of its date), (1) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (B) any related Prospectus, preliminary Prospectus, and any amendment or supplement thereto (in each case of the foregoing as of its date), (1) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (2) not to contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no obligations or liabilities in connection with the foregoing with respect to any written information pertaining to the Investor and furnished to the Company by or on behalf of the Investor expressly for use in connection with such Registration Statement; provided further that the Investor, upon receipt of any notice from the Company of any event of the kind described in this Section 2.2(a)(iv), shall discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by this Section 2.2(a)(iv);

(v)	keep the Investor reasonably informed as to the registration process, and without limiting the generality of the foregoing, as promptly as practicable (and in any event within twenty-four (24) hours) notify the Investor: (A) when the Registration Statement, any pre-effective amendment thereto, the Prospectus, any Prospectus supplement, or any post-effective amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective, (B) of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to such Registration Statement or Prospectus or for any additional information regarding the Investor, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement, the initiation or threatening of any proceeding for that purpose, or any other action, event, or failure to act that would cause the Registration Statement not to remain effective, and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

(vi)	in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, use its commercially reasonable efforts to promptly obtain the withdrawal or lifting of any such order or suspension, and the Investor, upon receipt of any notice from the Company of any event of the kind described in this Section 2.2(a)(vi), shall discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor is advised in writing by the Company that the use of the Prospectus may be resumed and, if applicable, is furnished with a supplemented or amended Prospectus;

(vii)	not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment or supplement to the Prospectus used in connection therewith, that refers to the Investor by name or otherwise identifies the Investor as the holder of any securities of the Company without the prior written consent of the Investor, unless and to the extent such disclosure is required by law; provided that (A) the Investor shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or Prospectus, and (B) the Investor shall notify the Company as promptly as reasonably practicable of any inaccuracy or change in information previously furnished to the Company by the Investor or of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain any untrue statement of a material fact regarding the Investor or the distribution of such Registrable Securities or to omit to state any material fact regarding the Investor or the distribution of such Registrable Securities necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and to furnish to the Company, as promptly as reasonably practicable, any additional information required to correct and update the information previously furnished by the Investor such that such Prospectus shall not contain any untrue statement of a material fact regarding the Investor or the distribution of such Registrable Securities or omit to state a material fact regarding the Investor or the distribution of such Registrable Securities necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(viii)	cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

(ix)	provide a transfer agent and registrar (which may be the same Person) for all such Registrable Securities not later than the effective date of such Registration Statement and, within a reasonable time prior to any proposed sale of Registrable Shares pursuant to a Registration Statement, provide the transfer agent (if required or reasonably requested by the transfer agent) an opinion of counsel as to the effectiveness of the Registration Statement, together with any other authorizations, certificates, and directions required or reasonably requested by the transfer agent that authorize and direct the transfer agent to issue such Registrable Shares without legend upon sale by the Investor of such Registrable Shares under the Registration Statement;

(x)	comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) covering the period of at least 12 months beginning with the first day of the Company’s first full fiscal quarter after the effective date of the applicable Registration Statement, which requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(xi)	(A) furnish to the Investor all legal opinions of outside counsel to the Company required to be included in the Registration Statement (which provision shall be satisfied by filing with the SEC any such opinion as an exhibit to the Registration Statement), and (B) obtain all consents of independent public accountants required to be included in the Registration Statement;

(xii)	cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Investor may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System; and

(xiii)	take or cause to be taken all other actions necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated by this Agreement.

(b)	As promptly as practicable after becoming aware of the happening of any event as a result of which the Prospectus included in a Registration Statement as then in effect includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (any such event, a “Suspension Event”), the Company shall (x) notify the Investor thereof and (y) prepare and file with the SEC a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Investor as the Investor may reasonably request so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that for not more than forty-five (45) consecutive days and not more than three (3) times in any 12-month period, the Company may delay or suspend the filing, effectiveness, or use of a Registration Statement or Prospectus, to the extent permitted by and in a manner not in violation of applicable securities laws, if the Board determines in good faith, based on the advice of counsel, that (i) proceeding with the filing, effectiveness, or use of such Registration Statement or Prospectus would reasonably be expected to require the Company to disclose any information the disclosure of which would have a material adverse effect on the Company and that the Company would not otherwise be required to disclose at such time or (ii) the registration or offering proposed to be delayed or suspended would reasonably be expected to, if not delayed or suspended, have a material adverse effect on any pending negotiations or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization, or similar transaction, in each case that, if consummated, would be material to the Company.

(c)	Upon a Suspension Event, the Company shall promptly give written notice (a “Suspension Notice”) to the Investor to suspend sales of the affected Registrable Securities, and such notice shall state that such suspension shall continue for only so long as the Suspension Event or its effect is continuing and that the Company is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate such suspension. In no event shall the Company, without the prior written consent of the Investor, disclose to the Investor any of the facts or circumstances giving rise to the Suspension Event. The Investor shall not effect any sales of the Registrable Securities pursuant to the Registration Statement (or such filings) at any time after it has received a Suspension Notice and prior to receipt of an End of Suspension Notice (as defined below). The Investor may resume effecting sales of the Registrable Securities under the Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company. An End of Suspension Notice shall be given by the Company to the Investor promptly following the conclusion of any Suspension Event and its effect. For the avoidance of doubt, a Suspension Notice shall not affect or otherwise limit sales of affected Registrable Securities under Rule 144 or otherwise outside of the Registration Statement.

(d)	Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice pursuant to Section 2.2(c) with respect to any Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective under this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Investor shall have received the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales.

(e)	Notwithstanding any provision herein to the contrary, the Company shall not be required to include Registrable Securities in any Registration Statement unless the Investor owning the Registrable Securities to be registered on the Registration Statement, following reasonable advance written request by the Company, furnishes to the Company, at least ten (10) Trading Days prior to the scheduled filing date of the Registration Statement, an executed stockholder questionnaire in the form attached hereto as Exhibit A.

2.3	Registration Expenses. The Company shall bear and pay all Registration Expenses, irrespective of whether a registration becomes effective or is withdrawn or suspended; provided that the Registration Expenses for any Registration Statement withdrawn solely at the request of the Investor (unless withdrawn following commencement of a Suspension Event) shall be borne by the Investor(s).

2.4	Indemnification.

(a)	The Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Investor, any Person who is or might be deemed to be a Controlling Person of the Investor, and the Investor’s or any such Person’s respective direct and indirect partners, directors, officers, trustees, managers, members, employees, agents, Affiliates, stockholders, and any other Person acting on behalf of or controlling the Investor or such Controlling Person (collectively, the “Investor Indemnified Parties”), from and against any losses, claims, damages, liabilities, or expenses (collectively, “Losses”), joint or several, or any actions in respect thereof, to which the Investor Indemnified Party may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws, or otherwise, insofar as such Losses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC), or any omission or alleged omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii), collectively, “Violations”); and the Company shall reimburse, as incurred, the Investor Indemnified Parties for any documented legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, expense, or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such Loss or action arises out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information pertaining to the Investor that was furnished to the Company by or on behalf of the Investor expressly for use in connection with such Registration Statement. The indemnity in this Section 2.4(a) shall be in addition to any liability that the Company may otherwise have.

(b)	In connection with any registration in which the Investor is participating, the Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall, severally and not jointly, to the fullest extent permitted by law, indemnify and hold harmless the Company, its directors, officers who sign such Registration Statement, and any Person who is or might be deemed to be a Controlling Person of the Company (collectively, the “Company Indemnified Parties”), from and against any Losses or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such Losses or actions arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information pertaining to the Investor that was furnished to the Company by or on behalf of the Investor expressly for use in connection with such Registration Statement; and subject to such limitation, the Investor shall reimburse, as incurred, the Company Indemnified Parties for any documented legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such Loss or action in respect thereof; provided, however, that the indemnity obligation shall be several (not joint and several) for the Investor, and that the indemnity amount contained in this Section 2.4(b) shall in no event exceed an amount equal to the net proceeds actually received by the Investor in the sale of Registrable Securities to which such Registration Statement or Prospectus relates. The indemnity in this Section 2.4(b) shall be in addition to any liability that the Investor may otherwise have.

(c)	Promptly after receipt by an Investor Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.4, notify the indemnifying party of the commencement thereof; provided that the failure to so notify the indemnifying party of such action or proceeding will not relieve the indemnifying party from liability under Section 2.4(a) or 2.4(b), unless and to the extent that the indemnifying party did not otherwise learn of such action or proceeding and the indemnifying party has been materially prejudiced by such failure to be notified thereof. In the event that any such action is brought against any Indemnified Party, and such Indemnified Party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof jointly with any other indemnifying party similarly notified, at the indemnifying party’s or parties’ expense, with counsel reasonably satisfactory to such Indemnified Party (which counsel shall not, except with the prior written consent of the Indemnified Party, be counsel to the indemnifying party); provided that any Indemnified Party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse such Indemnified Party for any fees, costs, and expenses subsequently incurred by the Indemnified Party in connection with such defense unless (i) the indemnifying party has agreed in writing to pay such fees, costs, and expenses, (ii) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (iii) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably satisfactory to the Indemnified Party or to pursue the defense of such claim or action in a reasonably vigorous manner, (iv) the use of counsel chosen by the indemnifying party to represent the Indemnified Party would present such counsel with a conflict of interest, or (v) the Indemnified Party has reasonably concluded that there may be one or more legal or equitable defenses available to it or to other any other Indemnified Party that are different from or in addition to those available to the indemnifying party. In no event shall the indemnifying party be liable for the fees, costs, and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability in respect of any claims that are the subject matter of such action, in form and substance reasonably satisfactory to such Indemnified Party, and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Party.

(d)	If the indemnification provided for in this Section 2.4 is unavailable or insufficient to hold harmless an Indemnified Party under Section 2.4(a) or 2.4(b), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the Losses (or actions in respect thereof) referred to in Section 2.4(a) or 2.4(b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with Violations that resulted in such Losses (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Company Indemnified Party on the one hand or the Investor or Investor Indemnified Party on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this Section 2.4(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 2.4. The parties hereto agree that it would not be just and equitable if contributions were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to herein. Notwithstanding any other provision of this Section 2.4(d), the Investor shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Investor from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of Losses that the Investor has otherwise been required to pay by reason of such Violation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)	The agreements contained in this Section 2.4 shall survive the sale of Registrable Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

3.	MISCELLANEOUS.

3.1	Remedies; Specific Performance. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or threatened to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties hereto that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any applicable loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

3.2	No Waivers. No failure or delay by any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

3.3	Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.4	Notices.

3.4.1	Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to the Company or the Investor, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 3.4):

If to the Company:

Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard
Virginia Beach, VA 23452
Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Hogan Lovells Cadwalader US LLP
200 Liberty Street
New York, NY 10281
Attention: Daniel P. Raglan
Telephone: ***

Email: ***

If to the Investor:

[_______________]

[_______________]

[_______________]

Telephone: [_______________]

Email: [_______________]

All notices or other communications sent in accordance with this Section 3.4, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

3.4.2	Electronic Communications.

(a)	Each of the Company and the Investor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Investor hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Investor.

(b)	Unless the Investor otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

3.5	Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

3.6	Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

3.7	Governing Law; Disputes.

(a)	Governing Law. This Agreement and any claims, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)	Jurisdiction. Each party hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against any other party hereto in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation, or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each party hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit upon judgment or in any other manner provided by law.

(c)	Waiver of Venue. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action, or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such party is or may be subject, by suit upon judgment.

(d)	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.7(d).

(e)	Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 3.4.

3.8	Successors and Assigns. This Agreement and the rights and obligations provided for herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

3.9	Amendments. No provision of this Agreement may be amended, waived, or modified other than by an instrument in writing signed by the Company and by the Investor.

3.10	Severability. Any provision of this Agreement held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

3.11	Termination. This Agreement, and the Company’s obligations hereunder, shall terminate upon the earlier of (a) the termination of the Purchase Agreement, or (b) such time as the Investor (and its permitted assignees or transferees) ceases to hold or beneficially own any remaining Registrable Securities; provided that Sections 2.3 (Registration Expenses) and 2.4 (Indemnification) and this Section 3 shall survive any termination of this Agreement.

3.12	No Third-Party Beneficiaries. This Agreement is intended for the sole benefit of the parties hereto and their respective successors and permitted assigns and transferees, and this Agreement is not for the benefit of, and no provision hereof may be enforced by, any other Person; provided, however, that the parties hereto hereby acknowledge that the Persons set forth in Section 2.4 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.4.

3.13	Currency. All references to “$” contained in this Agreement shall refer to United States Dollars unless otherwise stated.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first set forth above.

Wheeler Real Estate Investment Trust, Inc.

By:
	Name:	M. Andrew Franklin
	Title:	Chief Executive Officer and President

Investor

[_______________]

[Signature Page to Registration Rights Agreement]

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